UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2018
MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1801 California Street, Suite 4600, Denver, Colorado 80202
1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5
(Address of principal executive offices, including zip code)

(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ⃞
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ⃞

Item 1.01    Entry Into a Material Definitive Agreement.
As previously disclosed, on October 11, 2016, Molson Coors Brewing Company (the "Company") completed the acquisition of SABMiller plc's interests in MillerCoors LLC and all trademarks, contracts and other assets primarily related to the "Miller International Business" (as defined in the Purchase Agreement dated November 11, 2015 (as amended, the "Purchase Agreement")), from Anheuser-Busch InBev SA/NV ("ABI"). The acquisition was completed for $12 billion in cash, subject to a downward purchase price adjustment, as described in the Purchase Agreement.
On January 21, 2018, the Company and ABI entered into a Settlement Agreement pursuant to which ABI will pay to the Company, on or prior to January 26, 2018, $330.0 million, of which $328.0 million constitutes the Adjustment Amount, as defined in the Purchase Agreement. ABI and MCBC also agreed to certain mutual releases as further described in the Settlement Agreement.
The foregoing description is qualified in its entirety by reference to the Settlement Agreement, a copy of which is attached as Exhibit 10.1 hereto, and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description
10.1	Settlement Agreement, dated as of January 21, 2018, by and between Molson Coors Brewing Company and Anheuser-Busch InBev SA/NV.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date:	January 22, 2018	By:	/s/ E. Lee Reichert
E. Lee Reichert
Deputy Chief Legal Officer and Secretary

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